SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (the “Agreement”) is entered into as of May 15, 2007 by and among MILL BASIN TECHNOLOGIES, LTD, a Nevada corporation (“Mill Basin”); HARBORVIEW MASTER FUND LP and DIVERSE TRADING LTD., (collectively, the “Mill Basin Guarantors”); ALLIED MORAL HOLDINGS, LTD., an international business company organized under the laws of the British Virgin Islands (the “Company”); and all the shareholders of the Company who have executed this Agreement on the signature page hereto (the “Company Shareholders”), with respect to the following facts:

A. Company is a holding company for various subsidiaries that manufacture radiological diagnostic and treatment devices and other medical equipment in the People’s Republic of China (“PRC”).

B. Mill Basin is publicly traded company that, as of September 5, 2006, has ceased active business operations and is currently seeking merger opportunities or business combinations.

C. The Mill Basin Guarantors own in excess of 95% of the issued and outstanding capital stock of Mill Basin and are parties to this Agreement for the purpose of making certain representations, warranties, covenants and agreements.

D. Mill Basin desires to acquire all of the equity ownership of the Company from the Company Shareholders in exchange for shares of Mill Basin Common Stock and Mill Basin Preferred Stock (as defined in Section 1.1), and the Company Shareholders desire to transfer and contribute all of their equity ownership of the Company to Mill Basin in exchange for Mill Basin Common Stock on the terms and conditions set forth herein.

E. Since the Company’s business has grown rapidly in the last few years, and in recognition of the various opportunities for significant growth ahead, the parties believe that the payment of additional compensation for the exchange of Company Ordinary Shares (as defined below) based on the operating performance of the business is a fair means of adjusting the consideration in the event that the future operating results demonstrate that the value of the Company’s business was greater than the payments otherwise provided for herein.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants, representations and promises set forth herein, the parties agree as follows:

ARTICLE 1
Securities Exchange

1.1  Agreement to Exchange Securities.

(a)  Exchange. Subject to the terms and upon the conditions set forth herein, each Company Shareholder agrees to sell, assign, transfer and deliver to Mill Basin, and Mill Basin agrees to purchase from each Company Shareholder, at the Closing, all of the shares of capital stock of the Company, consisting of ordinary shares of capital stock, par value US$0.01 per share (the “Company Ordinary Shares”) and shares of Company preferred stock, par value US $0.01 per share (the “Company Preferred Shares” and together with the Company Ordinary Shares, the “Company Shares”), owned by the respective Company Shareholders as listed in the Company Disclosure Schedule, in exchange for the issuance by Mill Basin of (i) an aggregate of 13,000,000 shares of common stock, no par value, of Mill Basin (the “Mill Basin Common Stock”), (ii) an aggregate of 266,667 shares of preferred stock, no par value, of Mill Basin (the “Mill Basin Preferred Stock”) and (ii) an aggregate of up to 1,238,100 shares of Mill Basin Common Stock (the “Incentive Shares”) payable to the holders of Company Ordinary Shares in the event Mill Basin achieves the After Tax Profit targets specified below. Mill Basin shall also assume the obligation of the Company to pay contingent consideration to Chardan Capital LLC, of up to 361,900 shares of Mill Basin Common Stock, if the After-Tax Profit targets set forth below are met. The shares of Mill Basin Common Stock issuable to the Company Shareholders in exchange for the Company Shares and as a result of the assumption of the obligation to Chardan Capital are referred to as the “Mill Basin Stock.”

(b)  Allocation. The payment for the Company Shares shall be allocated among the Company Shareholders as set forth on Exhibit 1 attached hereto and shall be distributed between the holders of the different classes of Company Shares as follows: (i) to the holder of Company Preferred Shares, a total of 266,666 shares of Mill Basin Preferred Stock (payable on the basis of one share of Mill Basin Preferred Stock for every ten shares of Company Preferred Stock); and (ii) to the holders of Company Ordinary Shares, a total of 13,000,000 shares of Mill Basin Common Stock (payable on the basis of one share of Mill Basin Common Stock for each Company Ordinary Share) plus any Incentive Shares (allocated on a pro rata basis based on the relative ownership percentages of Company Ordinary Shares as set forth on Exhibit 1). that may be payable on the basis of Mill Basin achieving the After-Tax Profit targets set forth below.

(c)  Incentive Shares. So long as Mill Basin, following the Closing, on a consolidated basis, achieves or exceeds the After-Tax Profit (as defined below) targets (as set forth below) calculated for the period of January 1 to the succeeding December 31, ending on December 31 in each of 2008, 2009, 2010 and 2011, the holders of Company Ordinary Shares as of the Closing shall receive the number of shares of Mill Basin Common Stock (the “Incentive Shares”) set forth below. (If the After-Tax Profit targets are not achieved or exceeded for any year, then the shares for that year will not be issued, regardless of whether Mill Basin achieved the targets in previous years or achieves the targets in future years.) The payment of these additional shares is in exchange for the Company Ordinary Shares held by the holders thereof and is not contingent upon the continued employment or other relationships of such holders with any entity. If the respective target is achieved or exceeded, such additional Mill Basin shares shall be issued within the later of (i) 90 days after the end of the respective fiscal year, or (ii) 15 days following the issuance of the audit report for Mill Basin for such fiscal year.

After-Tax Profit Targets for 12 Months Ending

December 31 2008	December 31 2009	December 31 2010	December 31 2011
$13,100,000	$18,500,000	$26,200,000	$34,060,000

Shares Issuable Upon Achieving or Exceeding the Respective After-Tax Profit Targets
December 31 2008	December 31 2009	December 31 2010	December 31 2011
309,525	309,525	309,525	309,525

After Tax Profit shall mean the number reflected as net income on the statement of operations included in the audited financial statements for Mill Basin and shall be computed by using the generally accepted accounting principles that were used for purpose of preparing the Company Financial Statements; but excluding (i) any After-Tax Profits from any acquisition by Mill Basin or its subsidiaries (after the Closing) that involved the issuance of securities that has a dilutive effect on the holders of common stock of Mill Basin, and (ii) any expenses related to the issue of the aforesaid shares by Mill Basin under this Section 1.1(c).

1.2  Closing. The closing (“Closing”) of the exchange of the Company Shares and the Mill Basin Stock shall take place at the offices of DLA Piper US LLP, located at 4365 Executive Drive, Suite 1100 San Diego, California, at such time and date as may be agreed to by the Company and Mill Basin, which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Articles 7 and 8, or at such other time, date and location as the parties hereto may agree in writing (“Closing Date”).

1.3  Instruments of Transfer.

(a)  Company Shares. Each Company Shareholder shall deliver to Mill Basin on the Closing Date certificates for the Company Shares owned by the Company Shareholder (“Company Certificates”), along with duly executed stock powers of such Company Certificates, in order to effectively vest in Mill Basin all right, title and interest in and to the Company Shares owned by the Company Shareholder. The Company shall record the transfer of the Company shares on its transfer books. From time to time after the Closing Date, and without further consideration, the Company Shareholder will execute and deliver such other instruments of transfer and take such other actions as Mill Basin may reasonably request in order to more effectively transfer to Mill Basin the securities intended to be transferred hereunder.

(b)  Mill Basin Stock. Mill Basin shall deliver to the Company Shareholders on the Closing Date original certificates evidencing the Mill Basin Stock deliverable on such date (and after the Closing Date, if Mill Basin achieves the After-Tax Profit Targets, shall deliver certificates for Mill Basin Stock issuable based upon achieving such targets), in form and substance satisfactory to the Company Shareholders, in order to effectively vest in each Company Shareholder its respective right, title and interest in and to the Mill Basin Stock. From time to time after the Closing Date, and without further consideration, Mill Basin will execute and deliver such other instruments and take such other actions as the Company Shareholders may reasonably request in order to more effectively issue to them the Mill Basin Stock.

1.4  Restricted Securities. The Mill Basin Stock shall be issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), and shall accordingly bear a restrictive legend subject to existing law, as more fully described in Section 3.3 hereof.

ARTICLE 2
Representations and Warranties of the Company

The Company and the Company Shareholders hereby represent and warrant to Mill Basin that the statements contained in this Article 2 are true and correct, except as disclosed in the disclosure schedule attached hereto as Exhibit 2 (the “Company Disclosure Schedule”), which is divided into sections that correspond to the sections of this Article 2 (with the disclosures in any such section of the Company Disclosure Schedule qualifying both the corresponding representations and warranties of this Article 2 and any other representations and warranties of this Article 2 to which such disclosure would reasonably relate).

2.1  Corporate Organization; Qualification.

(a)  The Company is an international business company duly organized, validly existing and in good standing under the laws of the British Virgin Islands and each of the Company’s subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction, with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company and its subsidiaries taken as whole. Complete and correct copies of the Company’s Articles of Association and Memorandum of Association have previously been made available to Mill Basin.

(b)  Except as set forth on the Company Disclosure Schedule, the Company does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity (for purposes of this Article 2 and the representations set forth herein, any reference to the Company shall include the Company and all of its subsidiaries disclosed in the Company Disclosure Schedule, except where the context otherwise clearly requires). The percentage ownership of each such subsidiary is set forth in the Company Disclosure Schedule. All capital stock of the subsidiaries owned directly or indirectly by the Company is held free and clear of all liens, claims and encumbrances except as set forth in the Company Disclosure Schedule. Each entity in which the Company owns an interest is duly organized, validly existing in good standing, and qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a Material Adverse effect on the Company taken as a whole.

2.2  Capitalization. The authorized capital of the Company and the total number of Ordinary Shares and shares of Preferred Stock issued and outstanding as of the date of this Agreement and the owners thereof and their holdings are as set forth in the Company Disclosure Schedule. The shares owned by the Company Shareholders represent all of the capital stock of the Company outstanding as of the date hereof. All issued and outstanding Company Shares are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of preemptive rights, other restrictions or any securities statute or regulation. Other than as contemplated by this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which the Company or any subsidiary is a party, or by which either is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of the Company or such subsidiary, including any right of conversion or exchange or buy-back under any security or other instrument.

2.3  Authorization. The Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and is the valid and binding legal obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally. The execution and delivery of this Agreement and the related documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company, and no other corporate or shareholder proceedings on the part of the Company are necessary to authorize the transactions contemplated hereby and thereby.

2.4  Non-Contravention. Except as set forth in the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated herein will:

(a)  violate, contravene or be in conflict with any provision of the Articles of Association or Memorandum of Association of the Company or the charter documents of its subsidiaries;

(b)  be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company or any subsidiary is a party or by which the Company, any subsidiary, or any of the Company’s or any subsidiary’s properties or assets is or may be bound;

(c)  result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever (“Encumbrances”) upon any property or assets of the Company or any subsidiary under any debt, obligation, contract, agreement or commitment to which the Company or any subsidiary is a party or by which the Company, any subsidiary, or any of the Company’s or any subsidiary’s assets or properties are bound; or

(d)  materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a “Law” and collectively as “Laws”) of any foreign, federal, provincial, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an “Authority” and collectively as “Authorities”).

2.5  Consents and Approvals. Except as set forth in the Company Disclosure Schedule or those received or to be received by the Company or its subsidiaries prior to the Closing, with respect to the Company and/or its subsidiaries, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (“Consent”) any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated herein.

2.6  No Brokers or Finders. Except as set forth in the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

2.7  Compliance. The Company and its subsidiaries have complied with and are not in violation of any Law or requirements of any Authority with respect to the conduct of their business, or the ownership or operation of their business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. To the knowledge of the Company and its subsidiaries, the businesses and activities of the Company have not been and are not being conducted in violation of any Law or requirements of any Authority. The Company and its subsidiaries are not in default or violation of any term, condition or provision of any applicable Charter Documents or Contracts. Except as set forth in the Company Disclosure Schedule, no written notice of non-compliance with any Law or Authority relating to or with respect to the business of the Company or its subsidiaries has been received by the Company or its subsidiaries (and the Company has no knowledge of any such or notice delivered to any other person or entity). To the knowledge of the Company, the Company and its subsidiaries are not in violation of any material term of any contract or covenant relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

2.8  Financial Statements.

(a)  The Company has provided to Mill Basin a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto), on a consolidated basis, for the fiscal years ended December 31, 2005 and 2006, prepared in accordance with the published rules and regulations of any applicable governmental entity and with generally accepted accounting principles of the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and audited in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) by an independent accountant registered with PCAOB. Such financial statements fairly present in all material respects the financial position of the Company, on a consolidated basis, at the respective dates thereof and the results of its operations and cash flows for the periods indicated. The audited financial statements described in Section 2.8(a) are collectively referred to herein as the “U.S. GAAP Financial Statements”.

2.9  No Undisclosed Liabilities. Except as set forth in the Company Disclosure Schedule, the Company has no liabilities individually in excess of $50,000 and in the aggregate in excess of $100,000 (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except: (i) liabilities provided for in or otherwise disclosed in the consolidated balance sheets of the Company as of December 31, 2006, prepared in accordance with U.S. GAAP, which have been delivered to Mill Basin, and (ii) such liabilities arising in the ordinary course of business of the Company since December 31, 2006, none of which would have a Material Adverse Effect on the Company.

2.10  Absence of Certain Changes or Events. Except as set forth in the Company Disclosure Schedule or in the unaudited financial statements provided pursuant to Section 2.8(a) hereto, and except for the transactions contemplated under this Agreement, since December 31, 2006 there has not been, with respect to the Company and its subsidiaries: (i) any Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, securities or property) in respect of, any of equity securities, or any purchase, redemption or other acquisition of any of equity securities or any options, warrants, calls or rights to acquire any equity securities or other securities, (iii) any split, combination or reclassification of any equity securities, (iv) any granting of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting of any increase in severance or termination pay or any entry into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction of the nature contemplated hereby, (v) entry into any licensing or other agreement with regard to the acquisition or disposition of any intellectual property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed with respect to any governmental entity or Authority, (vi) any material change in its accounting methods, principles or practices, (vii) any change in the auditing firm of the Company, (vii) any issuance of securities, or (viii) any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business.

2.11  Litigation. Except as se forth in the Company Disclosure Schedule, there are no claims, suits, actions or proceedings pending, or to the knowledge of the Company, threatened against the Company and its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either individually or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

2.12  Employee Benefit Plans.

(a)  All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Company and its subsidiaries, or any trade or business (whether or not incorporated) which is under common control with the Company and its subsidiaries, with respect to which the Company or any of its subsidiaries has liability (collectively, the “Plans”) has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the consolidated financial statements of the Company. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought or is continuing, or to the knowledge of the Company is threatened, against or with respect to any such Plan. To the knowledge of the Company, there are no audits, inquiries or proceedings pending or, threatened by any governmental agency with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. To the knowledge of the Company, any Plan referenced herein can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, subject to applicable laws, without liability to Mill Basin or the Company (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

(b)  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, officer, director or employee of the Company and its subsidiaries under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

2.13  Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or to which the Company or any of its subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

2.14  Title to Property.

(a)  All real estate or land use rights owned by the Company and its subsidiaries (including land use rights, improvements and fixtures thereon, easements and rights of way) (the “Real Property”) is shown or reflected on the U.S. GAAP Financial Statements. The Company and its subsidiaries have obtained all governmental approval and permits necessary for the rights to own and to use such Real Property.

(b)  All leases of real property held by the Company and all personal property and other property and assets of the Company and its subsidiaries (other than Real Property) owned, used or held for use in connection with the business of the Company (the “Personal Property”) are shown or reflected on the U.S. GAAP Financial Statements. The Company owns and has good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for liens disclosed in the U.S. GAAP Financial Statements or in the Company Disclosure Schedule, none of which Liens has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of the Company.

(c)  All leases pursuant to which the Company leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Company or, to the knowledge of the Company, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on the Company.

2.15  Governmental Actions/Filings; Approvals. Except as set forth in the Company Disclosure Schedule, the Company and its subsidiaries hold, and/or have made, all Governmental Actions/Filings and Approvals reasonably necessary for the conduct by the Company and its subsidiaries of their business (as presently conducted and to be conducted following the Closing), except with respect to any Governmental Actions/Filings and Approvals the failure of which to hold or make would not reasonably be likely to have a Material Adverse Effect on the Company. For purposes of this Agreement, the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

2.16  Taxes.

(a)  For purposes of this Agreement, “Tax” or “Taxes” refers to any and all applicable central, federal, provincial, state, local, municipal and foreign taxes, together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts.

(b)  To the knowledge of the Company:

(i)  The Company and its subsidiaries have timely filed all the returns, estimates, information statements and reports relating to Taxes required to be filed with any Tax Authority prior to the date hereof. All such filings are true, correct and complete in all material respects. The Company and its subsidiaries have paid all Taxes shown to be due on such filings.

(ii)  All Taxes that the Company and its subsidiaries are required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper Authority to the extent due and payable.

(iii)  No audit or other examination of any Tax return filed by the Company or any subsidiaries by any Tax Authority is presently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination.

(iv)  The Company and its subsidiaries have no liability for any unpaid Taxes which have not been accrued for or reserved on the Company’s balance sheets included in the U.S. GAAP Financial Statements for the most recent fiscal year, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with operation of the Company’s business.

2.17  Absence of Certain Company Control Person Actions or Events. To the Company’s knowledge, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

(a)  A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(b)  Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)  Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)  acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;

(ii)  engaging in any type of business practice; or

(iii)  engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)  Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

(e)  Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

ARTICLE 3
Separate Representations and Warranties of the Company Shareholders

Each Company Shareholder, severally and jointly, represents, warrants and covenants to and with Mill Basin with respect to such shareholder that the statements contained in this Article 3 are true and correct.

3.1  Power and Authority. The Company Shareholder has all requisite power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered by such shareholder in connection herewith (collectively, the “Transaction Documents”). All action on the part of the Company Shareholder necessary for the authorization, execution, delivery and performance of the Transaction Documents by the Company Shareholder has been taken and no further authorization on the part of the Company Shareholder is required to consummate the transactions provided for in the Transaction Documents. When executed and delivered by the Company Shareholder, the Transaction Documents shall constitute the valid and legally binding obligation of the Company Shareholder enforceable in accordance with their respective terms, subject to bankruptcy, moratorium, principles of equity, and other limitations limiting the rights of creditors generally.

3.2  Ownership of and Title to Securities. The Company Shareholder Disclosure Schedule accurately and completely sets forth all of the Company Shares owned by such Company Shareholder as of the date hereof. The Company Shareholder has good and marketable title to the Company Shares which such shareholder owns, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for any restrictions imposed by federal or state securities laws.

3.3  Investment and Related Representations.

(a)  Securities Laws Compliance. The Company Shareholder is aware that the offer or sale of the shares of Mill Basin Stock to the Company Shareholder has not been registered under the Securities Act, or under any state securities law. The Company Shareholder understands that the shares of Mill Basin Stock will be characterized as “restricted securities” under US federal securities laws and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Company Shareholder agrees that the Company Shareholder will not sell all or any portion of the shares of Mill Basin Stock except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Company Shareholder understands that each certificate for the shares of Mill Basin Stock issued to the Company Shareholder or to any subsequent transferee shall be stamped or otherwise imprinted with the legend set forth below summarizing the restrictions described in this Section 3.3 and that Mill Basin shall refuse to transfer the Mill Basin Stock except in accordance with such restrictions:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE ISSUER’S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

(b)  Investment Representation. This Agreement is made with the Company Shareholder in reliance upon the Company Shareholder’s representation, that the shares of Mill Basin Stock to be received by the Company Shareholder are being acquired pursuant to this Agreement for investment and not with a view to the public resale or distribution thereof, except pursuant to an effective registration statement or exemption under the Securities Act.

(c)  No Public Solicitation. The Company Shareholder is acquiring the shares of Mill Basin Stock after private negotiation and has not been attracted to the acquisition of the shares of Mill Basin Stock by any press release, advertising or publication.

(d)  Access to Information. The Company Shareholder acknowledges having received and reviewed the reports filed by Mill Basin with the Securities and Exchange Commission (“SEC”) (collectively, the “SEC Reports”) and acknowledges that any information contained therein is deemed disclosed by Mill Basin for purposes of the Mill Basin Disclosure Schedule as well as any other disclosures required hereunder.

(e)  Investor Solicitation and Ability to Bear Risk to Loss. The Company Shareholder, if a corporation or a partnership, has not been organized for the purpose of acquiring the Mill Basin Stock. The Company Shareholder acknowledges that it is able to protect its interests in connection with the acquisition of the Mill Basin Stock and can bear the economic risk of investment in such securities without producing a material adverse change in the Company Shareholder’s financial condition. The Company Shareholder otherwise has such knowledge and experience in financial or business matters that the Company Shareholder is capable of evaluating the merits and risks of the investment in the Mill Basin Stock.

(f)  Investor Status. The Company Shareholder either (i) is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act, or (ii) is not a U.S. Person (as defined in Regulation S promulgated under the Securities Act), is not an affiliate of Mill Basin, and at the time of the origination of contact concerning this share exchange and at the date of execution and delivery of this Agreement was not within the United States, its territories and possessions.

ARTICLE 4
Representations and Warranties of Mill Basin and the Mill Basin Guarantors

Mill Basin represents and warrants, and the Mill Basin Guarantors represent and warrant, to the Company and the Company Shareholders, that the statements contained in the Article 4 are true and correct, except as disclosed in the disclosure schedule attached hereto as Exhibit 4 (the “Mill Basin Disclosure Schedule”), which divided into sections that correspond to the sections of this Article 4 (with the disclosures in any such section of the Mill Basin Disclosure Schedule qualifying both the corresponding representations and warranties of this Article 4 and any other representations and warranties of this Article 4 to which such disclosure would reasonably relate). For purposes of this Article 4, any statement or facts contained in the SEC Reports are deemed to be included in the Mill Basin Disclosure Schedule and all such information is deemed to be fully disclosed to the Company and the Company Shareholders.

4.1  Corporate Organization, Standing and Power. Mill Basin is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Mill Basin has all corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which it is required to be duly qualified and in good standing. Mill Basin does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity.

4.2  Authorization. Mill Basin has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of Mill Basin has taken all action required by law, its articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement is the valid and binding legal obligation of Mill Basin enforceable against Mill Basin in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws that affect creditors’ rights generally.

4.3  Capitalization. The Mill Basin Disclosure Schedule accurately reflects as of the date hereof and the Closing Date (i) the authorized capital stock of Mill Basin, (ii) the total number of outstanding shares of Mill Basin Common Stock and Mill Basin Preferred Stock (“Mill Basin Outstanding Shares”), (iii) all subscriptions, options, warrants, calls, rights, contracts, agreements, commitments, understandings or arrangements to which Mill Basin is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of Mill Basin, including any right of conversion or exchange under any security or other instrument, and (iv) the list of stockholders who own in excess of 5% of the Mill Basin Outstanding Shares with their holdings. At the Closing, the Mill Basin Preferred Stock will have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation attached hereto as Exhibit 4.3. All Mill Basin Outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, any preemptive rights. Immediately prior to the Closing, Mill Basin will have 450,000 shares of Common Stock outstanding and no subscriptions, options, warrants, calls, rights, contracts, agreements, commitments, understandings or arrangements to which Mill Basin is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of Mill Basin, including any right of conversion or exchange under any security or other instrument.

4.4  Non-Contravention. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will:

(a)  violate any provision of the Articles of Incorporation or Bylaws, as amended, of Mill Basin;

(b)  be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Mill Basin is a party or by which Mill Basin or any of their respective properties or assets is or may be bound;

(c)  result in the creation or imposition of any encumbrance upon any property or assets of Mill Basin under any debt, obligation, contract, agreement or commitment to which Mill Basin is a party or by which Mill Basin or any of its respective assets or properties is or may be bound; or

(d)  violate any Law of any Authority.

4.5  Consents and Approvals. No consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Mill Basin of this Agreement, or the consummation of the transactions contemplated herein.

4.6  Valid Issuance. The Mill Basin Stock to be issued in connection with this Agreement has been duly authorized and, when issued, delivered and paid for as provided in this Agreement, will be validly issued, fully paid and non-assessable. The Board of Directors of Mill Basin has determined that the consideration for such shares is adequate.

4.7  SEC Filings; Financial Statements. All statements, reports, schedules, forms and other documents required to have been filed by Mill Basin with the SEC have been so filed and on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (ii) none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Mill Basin does not have a class of securities registered under the Exchange Act, and its obligations under Section 15 of the Exchange Act expired on April 20, 2006 .

4.8  Assets and Liabilities. The Disclosure Schedule sets for as of the date hereof and as of the Closing all assets and liabilities of Mill Basin as of those dates. For purposes of this representation, the term “liabilities” is construed broadly and means liabilities of whatever type to which Mill Basin is subject, whether currently existing, absolute, contingent, or to which Mill Basin may become subject at some point in the future, whether through lapse of time, the giving of notice, the occurrence or non-occurrence of an event or events, or otherwise, based at least in part on events, actions, or inaction occurring before Closing. Notwithstanding the forgoing, any liabilities which individually are less than $10,000 or in the aggregate are less than $50,000 are excluded. For purposes of this representation, the term “liabilities” includes, but is not limited to liabilities based on contract, tort, violation of laws, benefit plans, and contracts and other agreements. For the sake of clarity, it is the intention of the parties that Mill Basin have no assets or liabilities at the time of closing except for the liabilities listed in the Disclosure Schedule. If Mill Basin is, or may become in the future, subject to any liabilities based principally on events, actions, or inaction of Mill Basin occurring before Closing which individually exceeds $10,000 or $50,000 in the aggregate, this representation will be breached.

4.9  Books and Records. The books of account, minute books, stock record books, and other material records of Mill Basin, all of which have been made available to the Company, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. The minute books of Mill Basin contain accurate and complete records of all formal meetings held, and corporate action taken by, the members, shareholders, the managers and committees of the managers of Mill Basin. At the Closing, all of those books and records will be in the possession of Mill Basin.

4.10  No Broker or Finder. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Mill Basin.

4.11  Intercompany And Affiliate Transactions; Insider Interests. Except as expressly identified in the Mill Basin Disclosure Schedule, there are, and since the change of control on September 1, 2006 there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between Mill Basin, on the one hand, and any director, officer, employee, stockholder, or affiliate of Mill Basin, on the other hand, including, without limitation, loans, guarantees or pledges to, by or for Mill Basin or from, to, by or for any of such persons, that are currently in effect.

4.12  Amendment to the Articles of Incorporation. The board of directors and shareholders of Mill Basin have recommended and approved amendments to the Articles of Incorporation (a) changing the name to Huiheng Medical, Inc. and has delivered articles of amendment with respect thereto to the Company for filing with the Nevada Secretary of State.

4.13  Market Quotation. The Mill Basin Common Stock is quoted on the NASD Over-The-Counter Electronic Bulletin Board (“OTC BB”), although no trading therein has occurred to date. There is no action or proceeding pending or, to Mill Basin’s knowledge, threatened against Mill Basin by NASDAQ or NASD, Inc. with respect to any intention by such entities to prohibit or terminate the quotation of Mill Basin Common Stock on the OTC BB.

ARTICLE 5
Separate Representations and Warranties of the Mill Basin Guarantors

The Mill Basin Guarantors represent, warrant and covenant to and with the Company and the Company Shareholders as follows:

5.1  Power and Authority. Each Mill Basin Guarantor has all requisite power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the “Documents”). All action on the part of the Mill Basin Guarantor necessary for the authorization, execution, delivery and performance of the Documents by the Mill Basin Guarantor has been taken and no further authorization on the part of the Mill Basin Guarantor is required to consummate the transactions provided for in the Documents. When executed and delivered by the Mill Basin Guarantor, the Documents shall constitute the valid and legally binding obligation of the Mill Basin Guarantor enforceable in accordance with their respective terms.

5.2  Ownership of and Title to Securities. The Mill Basin Disclosure Schedule accurately and completely sets forth all of the Mill Basin Shares owned by each Mill Basin Guarantor as of the date hereof. Each Mill Basin Guarantor has good and marketable title to the Mill Basin Shares which he owns, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for any restrictions imposed by federal or state securities laws.

ARTICLE 6
Covenants of the Parties

6.1  Full Access. Through the period prior to the Closing, each party will afford to the other and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of the party in order that the other may have full opportunity to make such investigations as it will desire to make of the affairs of the disclosing party. Each party will furnish such additional financial and operating data and other information as the other will, from time to time, reasonably request, including without limitation access to the working papers of its independent certified public accountants; provided, however, that any such investigation will not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the disclosing party.

6.2  Confidentiality. Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein (“Information”)in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible, or permit the disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party’s counsel, by other requirements of Law; provided, however, that prior to any disclosure of any Information permitted hereunder, the disclosing party will first seek to obtain the recipients’ undertaking to comply with the provisions of this Section with respect to such information. The term “Information” as used herein will not include any information relating to a party that the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto without breach of any other confidentiality agreement; (ii) to be generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party without breach of any confidentiality agreement; (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom it originally received such information all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto will be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.

6.3  Further Assurances; Cooperation; Notification.

(a)  Each party hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of Mill Basin and without further consideration, the Company will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Mill Basin may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby.

(b)  At all times from the date hereof until the Closing, each party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the covenants specified in this Article 6.

6.4  Satisfaction of Conditions Precedent. Each party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

6.5  Resignation of Officers And Directors. At the Closing, the officers and directors of Mill Basin in office immediately before the Closing shall submit their written resignations from such offices effective as of the Closing. Prior to their resignations, such directors of Mill Basin shall appoint to the board of directors of Mill Basin the following persons: Hui Xiaobing, Li Bo and Zhang Li.

6.6  Listing. Following the Closing, Mill Basin will, if eligible , apply to have its Common Stock listed on the Nasdaq Stock Market.

6.7  Stock Option Plan. Following the Closing, Mill Basin shall take the actions required to adopt a stock option plan with a total of 1,566,666 shares reserved for issuance. The stock option plan will require that stock options vest over a period of not less than three years.

6.8  Registration Rights.

(a)  Filing by the Company. Mill Basin shall prepare and file with the SEC by 90 days following the Closing (the “Required Filing Date”), a Registration Statement registering for resale by the Mill Basin Guarantors a sufficient number of shares of Common Stock for the Mill Basin Guarantors to sell the Registrable Securities held by them. Unless otherwise specifically agreed to in writing in advance by the Mill Basin Guarantors, the Registration Statement shall state that, in accordance with Rule 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits or stock dividends. Mill Basin will use its reasonable best efforts to respond to any SEC comments in a timely manner and to cause such Registration Statement to be declared effective as soon as practicable after notice from the SEC that the staff of the SEC has no further comments or that the Registration Statement will not be reviewed. In the event the Registration Statement is not filed by Mill Basin by the Required Filing Date, Mill Basin shall pay to each Mill Basin Guarantor a total of Ten Thousand Dollars ($10,000) as liquidated damages for such delay. Any such payment will be payable by Mill Basin, in cash or other immediately available funds to the Mill Basin Guarantor on the day after the Required Filing Date, without requiring demand therefor by the Mill Basin Guarantor. The parties acknowledge that the damages which may be incurred by the Mill Basin Guarantor if the Registration Statement is not filed by the Required Filing Date including if the right to sell Registrable Securities under a previously effective Registration Statement is suspended may be difficult to ascertain. Notwithstanding the foregoing, the amounts payable by Mill Basin pursuant to this provision shall not be payable to the extent any delay in the filing or effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Mill Basin Guarantor.

(b)  Obligations of Mill Basin. In connection with the registration of the Registrable Securities, Mill Basin shall do each of the following:

(i)  Prepare promptly, and file with the SEC by the Required Filing Date, a Registration Statement with respect to not less than the number of Registrable Securities provided in Section (a) above, and thereafter use its reasonable best efforts to cause such Registration Statement relating to Registrable Securities to become effective and keep the Registration Statement effective at all times, other than during Permitted Suspension Periods, during the period (the “Registration Period”) continuing until the earlier of (i) the date when the Mill Basin Guarantors may sell all Registrable Securities under Rule 144 without volume or other restrictions or limits, or (ii) the date the Mill Basin Guarantors own less than a total of 100,000 shares of Mill Basin Common Stock, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(ii)  Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period (except during Permitted Suspension Periods), and, during the Registration Period, comply with any provisions of the Securities Act applicable to Mill Basin with respect to the disposition of all Registrable Securities covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Mill Basin Guarantors as set forth in the Registration Statement;

(iii)  Notify the Mill Basin Guarantors immediately (and, in the case of (i)(A) below, not less than three business days prior to such filing) and (if requested by any such person) confirm such notice in writing no later than one business day following the day (i)(A) when, following the effectiveness of the Registration Statement, a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; and (B) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of Mill Basin contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by Mill Basin of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of Mill Basin makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iv)  Furnish to the Mill Basin Guarantors and to Mill Basin Guarantors’ Counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by Mill Basin, one copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as the Mill Basin Guarantor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Mill Basin Guarantor;

(v)  As promptly as practicable after becoming aware thereof, notify the Mill Basin Guarantor of the happening of any event of which Mill Basin has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Mill Basin Guarantors as the Mill Basin Guarantors may reasonably request; provided, however, that in the event of a Potential Material Event there shall be considered to exist a Permitted Suspension Period pursuant to which Mill Basin may delay the filing of the supplement or amendment otherwise required until the end of the applicable Permitted Suspension Period.

(vi)  Comply with Regulation FD or any similar rule or regulation regarding the dissemination of information regarding Mill Basin, and in furtherance of the foregoing, and not in limitation thereof, not disclose to the Mill Basin Guarantors any non-public material information regarding Mill Basin;

(vii)  Use its reasonable best efforts to secure and maintain the designation of all the Registrable Securities covered by the Registration Statement on the Principal Trading Market and the quotation of the Registrable Securities on the Principal Trading Market;

(viii)  Provide a transfer agent (“Transfer Agent”) and registrar, which may be a single entity, for the Registrable Securities not later than the initial Effective Date;

(ix)  Cooperate with the Mill Basin Guarantors to facilitate the timely preparation and delivery of certificates for the Registrable Securities that have been sold pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Mill Basin Guarantors may reasonably request.

(c)  Expenses. All expenses incurred in connection with a registration pursuant to this Section 6.8 including without limitation all registration and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for Mill Basin (but excluding underwriters’ discounts and commissions and any fees or disbursements of counsel for the Mill Basin Guarantors) shall be borne by Mill Basin. Each Mill Basin Guarantor participating in a registration pursuant to this Section 6.8 shall bear such holder’s costs of discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering and the proportionate share of the fees and expenses of counsel for the Mill Basin Guarantors.

(d)  Rule 144. With a view to making available to the Mill Basin Guarantors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit Mill Basin Guarantors to sell securities of Mill Basin to the public without registration (collectively, “Rule 144”), Mill Basin agrees to:

(i)  make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)  file with the SEC in a timely manner all reports and other documents required of Mill Basin under the Securities Act and the Exchange Act;

(iii)  furnish to the Mill Basin Guarantor so long as such party owns Registrable Securities, promptly upon request, (i) a written statement by Mill Basin that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) if not available on the SEC’s EDGAR system, a copy of the most recent annual or quarterly report of Mill Basin and such other reports and documents so filed by Mill Basin and (iii) such other information, as may be reasonably requested to permit the Mill Basin Guarantor to sell such securities pursuant to Rule 144 without registration; and

(iv)  at the request of any Mill Basin Guarantor then holding Registrable Securities, give the Transfer Agent instructions (supported by an opinion of Mill Basin counsel, if required or requested by the Transfer Agent) to the effect that, upon the Transfer Agent’s receipt from such Mill Basin Guarantor of

(a)  a certificate (a “Rule 144 Certificate”) certifying (A) that the Mill Basin Guarantor’s holding period (as determined in accordance with the provisions of Rule 144) for the Shares which the Mill Basin Guarantor proposes to sell (the “Securities Being Sold”) is not less than year and (B) as to such other matters as may be appropriate in accordance with Rule 144 (and applicable SEC interpretations), and

(b)  an opinion of counsel in form acceptable to Mill Basin (for which purposes it is agreed that Krieger & Prager LLP shall be deemed acceptable if not given by Mill Basin counsel) that, based on the Rule 144 Certificate, Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement, the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s books and records (except to the extent any such legend or restriction results from facts other than the identity of the relevant Mill Basin Guarantor, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by the Buyer). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, Mill Basin shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate in connection with such sale.

(e)  Suspension of Sales. The Mill Basin Guarantors agree that upon receipt of any notice from Mill Basin of the happening of any event or existence of facts of the kind described in Section 6.8(b)(v), the Mill Basin Guarantors will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Mill Basin Guarantors’ receipt of the copies of the supplemented or amended prospectus contemplated by 6.8(b)(v). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to promptly deliver shares of Mill Basin Common Stock without any restricted legend in connection with any sale of Registrable Securities with respect to which the Mill Basin Guarantors have entered into a contract for sale prior to the Mill Basin Guarantors’ receipt of a notice from Mill Basin of the happening of any event of the kind described in 6.8(b)(v) and for which the Mill Basin Guarantors have not yet settled.

(f)  Furnish Information. It shall be a condition precedent to the obligations of Mill Basin to take any action pursuant to Sections 6.8 hereof that the Mill Basin Guarantors shall furnish to Mill Basin such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

(g)  “Market Stand-Off” Agreement. Each Mill Basin Guarantor hereby agrees that, as long as each officer, director and other party entitled to registration rights agrees not to sell shares for at least as long as required hereby, it shall not, to the extent requested by Mill Basin or an underwriter of securities of Mill Basin, sell or otherwise transfer or dispose of or engage in any other transaction regarding any Registrable Securities or other shares of stock of the Company then owned by such holder (other than to donees or partners of the holder who agree to be similarly bound) during the period commencing on the effectiveness of the first underwritten public offering of securities of Mill Basin and continuing for a period of thirty days. In order to enforce the foregoing covenant, (i) Mill Basin shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 6.8(g) and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period and (ii) the holder agrees to execute the form of agreement reasonably requested by Mill Basin and/or underwriter.

(h)  Assumption of Investor Rights Agreement: Mill Basin hereby assumes the registration obligations of the Company under the Investor's Rights Agreement of January 11, 2007 (the "Rights Agreement") provided, however, that in no event shall Mill Basin file a registration statement for the securities covered by the Rights Agreement until Mill Basin has filed the registration statement contemplated by Section 6.8(a) of this Agreement. As a condition to the assumption of such obligations, each of the holders of Company Preferred Stock agree that Mill Basin is entitled to enforce the obligations originally owed by such holders to the Company under the Rights Agreement.

(i)  Definitions: As used in this Section 6.8.

(i)  “Permitted Suspension Period” means up to two such suspension periods during any consecutive 12-month period, each of which suspension period shall not either (i) be for more than 30 days, or (ii) begin less than ten business days after the last day of the preceding suspension (whether or not such last day was during or after a Permitted Suspension Period).

(ii)  “Principal Trading Market” shall mean the Nasdaq Stock Market, the Over the Counter (Pink Sheets), the Over the Counter Bulletin Board, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Shares.

(iii)  “Potential Material Event” means any of the following: (i) the possession by Mill Basin of material information not ripe for disclosure in a registration statement, which shall be evidenced by a determination in good faith by the Board of Directors of Mill Basin that disclosure of such information in the registration statement would be detrimental to the business and affairs of Mill Basin or (ii) any material engagement or activity by Mill Basin which would, in the good faith determination of the Board of Directors of Mill Basin, be adversely affected by disclosure in a registration statement at such time; in each case where such determination shall be accompanied by a good faith determination by the Board of Directors of Mill Basin that the registration statement would be materially misleading absent the inclusion of such information.

(iv)  “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

(v)  “Registrable Securities” means, collectively, 446,600 shares of Mill Basin Common Stock.

(vi)  “Registration Statement” means a registration statement or amendment thereto of the Company under the Securities Act covering Registrable Securities on Form S-3, if the Company is then eligible to file using such form, and if not eligible, on Form SB-2 or other appropriate form.

ARTICLE 7
Conditions to the Obligations of Mill Basin and the Mill Basin Guarantors

Notwithstanding any other provision of this Agreement to the contrary, the obligation of Mill Basin and the Mill Basin Guarantors to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by Mill Basin and by all the Mill Basin Guarantors, of each of the following conditions:

7.1  Representations and Warranties True. The representations and warranties of the Company and the Company Shareholders contained in this Agreement, including without limitation in the Company Disclosure Schedule delivered to Mill Basin as Exhibit 2, will be true, complete and accurate in all material respects as of the date when made and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

7.2  Performance. The Company and the Company Shareholders will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company and the Company Shareholders on or prior to the Closing.

7.3  Required Approvals and Consents.

(a)  All action required by law and otherwise to be taken by the members of the board of directors of the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

(b)  All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Mill Basin will have received copies thereof.

(c)  Mill Basin will have received a certificate of good standing of the Company from the British Virgin Islands, as of the most recent practicable date.

7.4  No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Mill Basin, individually or in the aggregate, otherwise have a Material Adverse Effect on the Company’s business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

7.5  Legislation. No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction including any pre-approval requirement for foreign listings.

7.6  Appropriate Documentation. Mill Basin will have received, in a form and substance reasonably satisfactory to Mill Basin, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 7 as Mill Basin may reasonably request.

7.7  Readiness to File Form 8-K. The Company and its auditors and counsel shall have confirmed that Mill Basin is prepared to file a Form 8-K within the time allotted by Form 8-K and that the draft of the Form 8-K complies as to form with the requirements of Form 8-K.

7.8  U.S. GAAP Financial Statements. Prior to the Closing, the Company shall deliver to Mill Basin the U.S. GAAP Financial Statements of the Company in final form. The U.S. GAAP Financial Statements shall have been audited by the Accountant.

ARTICLE 8
Conditions to Obligations of the Company and the Company Shareholders

Notwithstanding anything in this Agreement to the contrary, the obligations of the Company and Company Shareholders to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by all the Company Shareholders, of each of the following conditions:

8.1  Representations and Warranties True. The representations and warranties of Mill Basin and the Mill Basin Guarantors and contained in this Agreement will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

8.2  Performance. Mill Basin and the Mill Basin Guarantors will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Mill Basin or the Mill Basin Guarantors at or prior to the Closing.

8.3  Required Approvals and Consents.

(a)  All action required by law and otherwise to be taken by the directors and stockholders of the Mill Basin to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

(b)  All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and the Company will have received copies thereof.

8.4  Agreements and Documents. The Company will have received the following agreements and documents, each of which will be in full force and effect:

(a)  a certificate executed on behalf of Mill Basin by its Chief Executive Officer confirming that the conditions set forth in Sections 8.1, 8.2, and 8.3 have been duly satisfied;

(b)  resolutions of the board of directors of Mill Basin, certified by the secretary of Mill Basin, approving the transactions contemplated by this Agreement, including the issuance of the Mill Basin Shares and the matters referred to in Section 8.3 of this Agreement;

(c)  certificates representing the Mill Basin Shares registered in the names of the Company Shareholders in accordance with Section 1.1;

(d)  a certificate of good standing of Mill Basin from the State of Nevada and any other states where Mill Basin is qualified to do business, as of the most recent practicable date;

8.5  Legislation. No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

8.6  Appropriate Documentation. The Company will have received, in a form and substance reasonably satisfactory to Company, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 8 as the Company may reasonably request.

8.7  Readiness to File Form 8-K. The Company shall have confirmed, in consultation with the auditors and counsel to Company, that the Mill Basin is prepared to file a Form 8-K within the time allotted by Form 8-K and that the draft of the Form 8-K complies as to form with the requirements of Form 8-K.

ARTICLE 9
Termination and Abandonment

9.1  Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the written consent of the Company and Mill Basin.

9.2  Termination by either the Company or Mill Basin. This Agreement may be terminated by either the Company or Mill Basin if the Closing is not consummated by [June 30], 2007 (provided that the right to terminate this Agreement under this Section 9.2 will not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date). This Agreement may be terminated by the Company for a material breach of any representation, warranty, or covenant of Mill Basin or any Mill Basin Guarantor or the failure of any of the Company’s conditions to closing to be satisfied. This Agreement may be terminated by Mill Basin for a material breach of any representation, warranty, or covenant of the Company or any Company Shareholder or the failure of any of Mill Basin’s conditions to Closing to be satisfied.

9.3  Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the Company or Mill Basin pursuant to this Article 9, written notice thereof will be given to all other parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

(a)  Each of the parties will, upon request, redeliver all documents and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

(b)  No party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

(c)  All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

ARTICLE 10
Miscellaneous Provisions

10.1  Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants of Mill Basin and the Mill Basin Guarantors in this Agreement in Articles 4, 5, 6 and 10 or in any instrument delivered pursuant to this Agreement shall survive the Closing hereof for one year.

10.2  Expenses. Except as set forth in the following sentence, Mill Basin, the Mill Basin Guarantors, the Company, and the Company Shareholders will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby. Following the Closing, the Company will pay the fees of the transfer agent and the accountant retained by Mill Basin in connection with preparation and review of the Form 8-K, up to a maximum aggregate amount of $10,000.

10.3  Amendment and Modification. This Agreement may be amended or modified only by the Company, Mill Basin, the Mill Basin Guarantors and the Company Shareholders. All such amendments and modifications to this Agreement must be in writing duly executed by all of the parties hereto.

10.4  Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by Mill Basin and the Mill Basin Guarantors, on the one hand, and the Company and the Company Shareholders, on the other, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

10.5  Indemnification Obligations in favor of Mill Basin. From and after the Closing Date, the Mill Basin Guarantors shall reimburse, indemnify and hold harmless Mill Basin, the Company, and the Company Shareholders, and the executive officers, directors, and employees of Mill Basin and the Company in office after the Closing (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a “Company Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any Company Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any Indemnified Party, in respect of any breach of any representation, warranty, covenant, or other agreement made by Mill Basin or a Mill Basin Guarantor. Harborview Master Fund, L.P. will retain at least $75,000 of assets for a period of at least one year and thereafter such amount as to which any Company Indemnified Party has made an indemnification claim.

10.6  Third Party Beneficiaries. Nothing in this Agreement will entitle any person or entity other than a party hereto and his, her or its respective successors and assigns permitted hereby to rely upon any of the representations or warranties contained herein or to any claim, cause of action, remedy or right of any kind.

10.7  Notices. All notices, requests, demands and other communications required or permitted hereunder prior to the Closing will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; or (ii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, or to such other person or address as a party will furnish to the other parties hereto in writing in accordance with this subsection.

If to the Company and the Company Shareholders: Allied Moral Holdings Ltd. Intelig Digital Park, Hongmian Road Futian Free Trade Zone Shenzhen, PR China 518038 Attn: President Fax: (86-755-25331366)
With a copy to: DLA Piper, US LLP 4365 Executive Drive, Suite 1100 San Diego, CA 92121 Attn: Douglas J. Rein Fax: (858) 677-1401

or to such other person or address as the Company will furnish to the other parties hereto in writing in accordance with this subsection.

If to the Mill Basin and the Mill Basin Guarantors: HARBORVIEW CAPITAL MANAGEMENT LLC 850 Third Avenue New York, NY Attn: Richard Rosenblum Fax: (646) 218-1401
With a copy to: Samuel M. Krieger, Esq. Krieger and Prager LLP 39 Broadway New York, NY. 10006 Fax: (212) 363-2999

or to such other person or address as Mill Basin will furnish to the other parties hereto in writing in accordance with this subsection.

10.8  Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties.

10.9  Counterparts. This Agreement may be executed simultaneously in one or more counterparts, including facsimile transmissions, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

10.10  Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

10.11  Entire Agreement. This Agreement, the Disclosure Schedules and the exhibits and other writings referred to in this Agreement or in the Disclosure Schedules or any such exhibit or other writing are part of this Agreement, together they embody the entire Agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this “Agreement” or the “Agreement.” There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement. Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement, provided, however, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

10.12  Remedies and Injunctive Relief. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants in Article 6 hereof. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party will be entitled to injunctive relief against the threatened breach of Article 6 hereof or the continuation of any such breach without the necessity of proving actual damages and may seek to specifically enforce the terms thereof.

10.13  Governing Law. This Agreement shall be governed and construed in accordance with the laws of the New York without regard to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

10.14  Definitions.

(a)  “Material Adverse Effect” with respect to a party means a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of the party taken as a whole, provided, however, that a Material Adverse Effect will not be deemed to include (i) changes as a result of the announcement of this transaction or (ii) changes in generally accepted accounting principles.

(b)  “Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the Securities Act or Section 20 of the Exchange Act.

[Signature Page(s) to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MILL BASIN TECHNOLOGIES, LTD. By: ___________________________ _______________, President	ALLIED MORAL HOLDINGS, LTD. By: ______________________________ _______________, CEO
HARBOR VIEW MASTER FUND LP By: ___________________________ _____________, _____________	COMPANY SHAREHOLDER __________________________________
DIVERSE TRADING LTD. By: ___________________________ _____________, _____________	By: ___________________________ _____________, _____________

Signature Page to Securities Exchange Agreement

SECURITIES EXCHANGE AGREEMENT

List of Exhibits

EXHIBIT 1:	Payments to Company Shareholders for Exchange of Company Shares
EXHIBIT 2:	Company Disclosure Schedule
EXHIBIT 4:	Mill Basin Disclosure Schedule
EXHIBIT 4.3:	Certificate of Designation of Mill Basin Preferred Stock